EXHIBIT 5

Bell Atlantic Corporation                    P.  Alan Bulliner
1095 Avenue of the America                   Associate General Counsel and
Room 3876                                    Corporate Secretary
New York, NY  10036
212 395-6714  Fax 212 302-8320
                                             [Bell Atlantic Logo]

March 31, 1999


Bell Atlantic Corporation
1095 Avenue of the Americas
New York, New York 10036

               Re: Bell Atlantic Corporation Registration Statement on Form S-8 under the Securities Act of 1933

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-8
(the "Registration Statement") which Bell Atlantic Corporation, a Delaware corporation (the "Company") , is filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering 25,000,000 shares of Common Stock,par value
$.10 per share, of the Company to be offered and sold from time to time under the Bell Atlantic Savings Plan for Salaried Employees (the "Plan").

     I or members of my staff have reviewed the Registration Statement, the Company's Certificate of Incorporation and Bylaws, resolutions adopted by the Board of Directors of the Company, and such other documents and records as I have deemed appropriate for the purpose of giving this opinion.

     Based upon the foregoing, I am of the opinion that:

          1.   The Company is a corporation duly
incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. All necessary corporate action on the part of the Company's Board of Directors with respect to the issuance and sale of Shares to be purchased directly from the Company has been taken, and any Shares to be purchased directly from the Company will be legally issued, fully paid and nonassessable when such Shares shall have been issued and sold for the consideration contemplated in the Plan.

          3. Any Shares to be purchased on the open market will be validly issued, fully paid and nonassessable.

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Bell Atlantic Corporation
page 2

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement and to being named under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                   Very truly yours,


                                   /s/ P. Alan Bulliner

                                   P. Alan Bulliner
                                   Associate General Counsel
                                   and Corporate Secretary